Exhibit 99.2

Case 3:09-cv-01337-JAP     Document 70      Filed 08/17/2009     Page 1 of 2

FOR PUBLICATION

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF NEW JERSEY

	:	Civil Action No. 09-1337 (JAP)
In re: CONGOLEUM CORPORATION,	:
:
Debtors.	:	ORDER
:

Before the Court is an appeal from two Orders of the Bankruptcy Court denying confirmation of an Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated November 14, 2008 (the “Plan”), submitted by the Plan Proponents1/Appellants, and dismissing the Debtors’ bankruptcy cases.  This Court has jurisdiction to hear the instant appeal pursuant to 28 U.S.C. § 158(a). Oral argument was held on this matter on July 1, 2009.  For the reasons stated in the accompanying Opinion,
IT IS on this 17th day of August, 2009,
ORDERED that the Order of the Bankruptcy Court dated February 27, 2009, granting summary judgment and denying confirmation of the Twelfth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, is hereby AFFIRMED IN PART and REVERSED IN PART, consistent with the accompanying Opinion; and it is,
FURTHER ORDERED that the Order of the Bankruptcy Court dated February 26, 2009, dismissing Debtors’ bankruptcy case is hereby REVERSED; and it is,

___________________________________
1   “Plan Proponents” shall be used to refer to the following parties: Congoleum Corp., Congoleum Sales, Inc., Congoleum Fiscal, Inc. (collectively, “Company,” “Congoleum” or “Debtors”), the Asbestos Claimants’ Committee (the official committee of asbestos claimants appointed in the Debtors’ bankruptcy cases), and the Bondholders’ Committee (the official committee of bondholders appointed in the Debtors’ bankruptcy cases).

Case 3:09-cv-01337-JAP     Document 70      Filed 08/17/2009     Page 2 of 2

FURTHER ORDERED that this Court withdraws the reference for this proceeding pursuant to 28 U.S.C. § 157(d)

/s/ JOEL A. PISANO
United States District Judge